UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2020

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	0-18225	77-0059951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CSCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On August 12, 2020, Cisco Systems, Inc. (“Cisco”) reported its results of operations for its fiscal fourth quarter and fiscal year 2020 ended July 25, 2020. A copy of the press release issued by Cisco concerning the foregoing results is furnished herewith as Exhibit 99.1.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of Cisco, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

The attached exhibit includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies (such as legal and indemnification settlements and the supplier component remediation amounts), gains and losses on equity investments, the income tax effects of the foregoing, and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future, there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results.

Cisco divested the Service Provider Video Software Solutions (“SPVSS”) business during the second quarter of fiscal 2019 on October 28, 2018. The attached exhibit includes, where indicated, financial measures that exclude the SPVSS business. Cisco believes that the presentation of these measures provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations because the SPVSS business is no longer part of and will not be part of Cisco on a go forward basis. Cisco’s management also uses the financial measures excluding the SPVSS business in reviewing the financial results of Cisco.

As described above, Cisco excludes the following items from one or more of its non-GAAP measures when applicable:

Share-based compensation expense. These expenses consist primarily of expenses for employee restricted stock and restricted stock units, employee stock options, and employee stock purchase rights, including such expenses associated with acquisitions. Cisco excludes share-based compensation expense from its non-GAAP measures primarily because they are non-cash expenses and Cisco believes that it is useful to investors to understand the impact of share-based compensation to its results of operations.

Amortization of acquisition-related intangible assets. Cisco incurs amortization of intangible assets (which may include impairment charges from the write-downs of purchased intangible assets) in connection with acquisitions. Such intangible assets may include purchased intangible assets with finite lives, capitalized in process research and development and goodwill. Cisco excludes these items because Cisco does not believe these expenses are reflective of ongoing operating results in the period incurred. These amounts arise from Cisco’s prior acquisitions and have no direct correlation to the operation of Cisco’s business.

Acquisition-related/divestiture costs. In connection with its business combinations, Cisco incurs compensation expense, changes to the fair value of contingent consideration, as well as professional fees and other direct expenses such as restructuring activities related to the acquired company. In addition, from time to time Cisco enters into foreign currency transactions related to pending acquisitions, and may incur gains or losses on such transactions. Cisco may also from time to time incur gains or losses from divestitures of a business area as well as professional fees and other direct expenses associated with such transactions. Cisco excludes such compensation expense, changes to the fair value of contingent consideration, fees, other direct expenses, and gains and losses, as they are related to acquisitions and divestitures and have no direct correlation to the operation of Cisco’s business.

Significant asset impairments and restructurings. Cisco from time to time incurs significant asset impairments, restructuring charges, and gains or losses on asset disposals. Cisco excludes these items, when significant, because it does not believe they are reflective of ongoing business and operating results.

Significant litigation settlements and other contingencies. Cisco from time to time may incur charges or benefits related to significant litigation settlements and other contingencies. Cisco excludes these charges or benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

Gains and losses on equity investments. Cisco does not actively trade equity securities nor does it plan on these investments for funding of ongoing operations, and investments. Cisco excludes gains and losses on these investments because it does not believe they are reflective of ongoing business and operating results.

Income tax effects of the foregoing. This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.

Significant tax matters. Cisco may incur tax charges or benefits that are (i) related to prior periods or (ii) not reflective of its ongoing provision for income taxes. These tax charges or benefits may be the result of events such as changes in tax legislation, court decisions, and/or tax settlements. Cisco excludes these charges or benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

From time to time in the future, there may be other items that Cisco may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Cisco will incur share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs, and gains and losses on equity investments, in future periods. Significant asset impairments, restructurings, significant litigation settlements and other contingencies, and divestiture costs could occur in future periods. Cisco could also be impacted by significant tax matters in future periods.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On August 12, 2020, Cisco announced a restructuring plan, which includes a voluntary early retirement program. Cisco will take action under this plan beginning in the first quarter of fiscal 2021. Cisco currently estimates that it will recognize pre-tax charges to its GAAP financial results of approximately $900 million consisting of severance and other one-time termination benefits, and other costs. These charges are primarily cash-based. Cisco expects that approximately $800 million of these charges will be recognized during the first quarter of fiscal 2021 with the remaining amount to be recognized during the rest of the fiscal year.

The foregoing contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the size of the restructuring and the amount and timing of the related charges. Statements regarding future events are based on Cisco’s current expectations and are necessarily subject to associated risks related to the completion of the restructuring in the manner anticipated by Cisco. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: Cisco’s ability to achieve the benefits of the announced restructuring and possible changes in the size and timing of the related charges. For information regarding other factors that could cause Cisco’s results to vary from expectations, please see the “Risk Factors” section of Cisco’s filings with the Securities and Exchange Commission, including its most recent quarterly report on Form 10-Q. Cisco undertakes no obligation to revise or update publicly any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

99.1	Press Release of Cisco, dated August 12, 2020, reporting the results of operations for Cisco’s fiscal fourth quarter and fiscal year 2020 ended July 25, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: August 12, 2020	By:	/s/ Kelly A. Kramer
	Name:	Kelly A. Kramer
	Title:	Executive Vice President and Chief Financial Officer